Exhibit 99.1

Arcadia Biosciences (RKDA) Announces First-Quarter 2021 Financial Results and Business Highlights

-- Revenues up for the quarter over 160%, liquidity strengthened --

-- Acquires Lief assets, a premium portfolio of CBD and wellness brands, bringing immediate top-line revenue, manufacturing capabilities, retail network and proven leadership in consumer goods industry --

-- Acquires European food ingredient platform enhancing GoodWheat business and broadening market access in Europe --

DAVIS, Calif. (May 17, 2021) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, today released its financial and business results for the first quarter of 2021.

“With our acquisition of select assets of Lief Holdings, LLC and Live Zola, LLC  announced today, we added to our business a well-established portfolio of best-in-class CBD-infused and wellness products generating $6 million in recurring annual revenues with strong growth potential, and we gained access to a national distribution network offering retail sales synergies with our GoodWheat™ and GLA consumer products,” said Matt Plavan, CEO of Arcadia. “In line with our stated strategy to increase our verticalization and maximize control over our supply chain to ensure quality from seed to sale and to participate more fully in the value of the brands for our proprietary innovations, the Lief manufacturing capability and distribution into over 5,000 retail doors delivers resoundingly on that strategy.”

Recent Operating and Business Highlights

●

Arcadia Acquires Portfolio of CBD Wellness Brands from The Parent Company.  Arcadia announced today that it has acquired select assets of Lief and Zola, including their portfolio of wellness brands from The Parent Company. The acquisition includes leading consumer brands like Soul SpringTM, the top selling CBD-infused botanical therapy brand in the natural category, Saavy NaturalsTM, a leading line of all-natural body care products, Zola®, a leading coconut water sourced exclusively with sustainably grown coconuts from Thailand, and ProvaultTM, a CBD-infused sports performance formula providing effective support and recovery for athletes. As part of the transaction, Arcadia gains access to distribution channels and relationships in more than 5,000 stores nationally, the Lief manufacturing operations, which occupy a 20,000 square foot, GMP-licensed, ISO-certified manufacturing facility, as well as an experienced senior management team who brings years of expertise and success in the fast-moving consumer goods industry.

●

Belinda Yao Joins Arcadia as Vice President of Operations. Arcadia recently announced the hiring of Belinda Yao as VP of operations to oversee supply chain manufacturing for the company, including demand planning, procurement and supplier relationships, order fulfillment, inventory management, logistics, customer service and data analytics. Yao is a former supply chain lead for The Dannon Company, Harmless Harvest and Live Zola, and she will expand Arcadia’s ability to drive direct-to-consumer sales for GoodWheat, GoodHemp™ and SONOVA® GLA safflower oil products, as well as the newly acquired portfolio of wellness products.

●

Arcadia Acquires European Food Ingredient Platform, Enhancing GoodWheat Business and Broadening Market Access in Europe. In April 2021, through Arcadia SPA, S.L., Arcadia acquired the assets of Agrasys S.A, a food ingredients company based in Barcelona, Spain. The transaction includes the physical and intellectual property assets to commercialize Tritordeum, a proprietary combination of durum wheat and wild barley, resulting in a nutritious cereal grain that is high in fiber, protein and antioxidants. Agrasys’ network includes more than 50 grain producers and 25 millers and distributors, commercializing Tritordeum in 10 countries with seven retailers in Europe, most recently launching with Albert Heijn, the largest grocery retailer in Holland.

●

Health Canada Approves GoodHemp Seed Varieties, Enabling Sales in Canada. Also in April, Arcadia announced that three of its GoodHemp™ varieties – Rogue, Umpqua and Santiam – earned approval from Health Canada for their consistency and compliance. The approval is the final step to enable hemp seed sales in Canada. GoodHemp seed varieties and genetics are distributed in Canada by Tritium 3H, Inc. (T3H), which specializes in hemp field testing, certified seed production, commercialization and distribution of industrial hemp varieties. The approval from Health Canada broadens the geographic opportunities for GoodHemp and enables growers to access high quality seeds through Tritium for the 2021 growing season.

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GoodHemp Seed Varieties Earn AOSCA Certification.  Arcadia announced in February that four of its GoodHemp varieties – Rogue, Umpqua, Santiam and Potomac –  have all passed the rigorous standards of the national Association of Official Seed Certifying Agencies (AOSCA) variety review board. The variety review is conducted by representatives of seed certifying agencies, academia, the seed industry and USDA to make certain new varieties are distinct, uniform and stable. AOSCA certification signifies to the industry that GoodHemp seed is produced to the highest standards for genetic purity, uniformity, high germination and feminization rates and varietal identity. It also enables sales in states such as Florida, that require AOSCA certified hemp seed for planting.

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Leading Consumer Food Industry Executive Joins Board.  Debbie Carosella, a prominent consumer food industry executive, joined Arcadia’s board of Directors in February 2021. Carosella is the former CEO of Madhava Natural Sweeteners, a company that provides natural alternatives to refined sugars and artificial sweeteners. A recognized leader in the natural and organic food industry, she previously served as the senior vice president of innovation for Dean Foods/ WhiteWave Foods where she led the development of value-added brands across the company. Prior to that, Carosella was on the executive leadership team at ConAgra Foods where she was both a general manager and innovator for numerous brands in a multitude of food categories.

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$25.1 Million Private Placement Priced At the Market. In January 2021, Arcadia closed a private placement priced at-the-market with gross proceeds of $25.1 million. The funds will be used for general corporate purposes, including building Arcadia’s global GoodWheat family of consumer brands, development of its e-commerce, direct-to-consumer digital marketing infrastructure to launch branded pasta, flour and other products, and to fund its Archipelago Ventures Hawaiian hemp cultivation and mainland CBD extraction operations.

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E-commerce and Retail Platforms Established for GoodWheat Pasta and Flour. Arcadia entered 2021 with a functioning e-commerce website, and an SEO and digital media marketing plan to begin the design, test, and prove cycles needed to confirm its e-commerce scale-up strategy. The company began that effort in mid-February of this year. Initial results were very favorable in driving traffic to the site, but initially, with sub-par sales conversion. Modifications were made to the SEO formulas and the company recently saw much better conversion rates. Arcadia will continue its optimization efforts and expects to substantially increase ad spend later in the year to drive increased sales volumes.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2021	2020		Favorable / (Unfavorable)
			$	%
Total Revenues	828	309	519	168%
Total Operating Expenses	6,154	6,099	(55)	(1)%
Loss From Operations	(5,326)	(5,790)	464	8%
Net Income Attributable to Common Stockholders	2,058	2,525	(467)	(19)%

Revenues

In the first quarter of 2021, revenues were $828,000, compared to revenues of $309,000 in the first quarter of 2020. The quarter-over-quarter increase was driven by GoodWheat grain sales and higher GLA product sales.

Operating Expenses

In the first quarter of 2021, operating expenses were $6.2 million, compared to $6.1 million in the first quarter of 2020. Research and development (R&D) spending decreased by $1.1 million in the first quarter of 2021, mostly due to lower employee expenses and the absence of Verdeca related activity in 2021 as our portion of the joint venture was sold to Bioceres in November 2020. General and administrative (SG&A) costs for the first quarter of 2021 were $346,000 higher than the first quarter in 2020, primarily driven by higher employee expenses and increased commercial activities, partially offset by less stock compensation for consultants. Cost of product revenues was $856,000 in the first quarter of 2021 as compared to $132,000 in the first quarter of 2020, the increase primarily the result of additional sales.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2021 was $2.1 million, or $0.11 per share, a $467,000 decrease from the $2.5 million, or $0.29 per share, of net income for the first quarter of 2020. The first quarter of 2021 included $322,000 of non-cash income recognized as a result of the decrease in the fair value of common stock warrant liabilities while the first quarter of 2020 included $8.2 million of non-cash income for this same item. Non-cash income of $7.5 million was recorded in the first quarter of 2021 for the increase in the fair market value of the shares of Bioceres stock held, but no such income was recorded in the first quarter of 2020 as the stock was acquired in November 2020.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, May 17, to discuss first-quarter financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:         +1-844-243-4690

International Dial-In:       +1-225-283-0138

Passcode:                       7782155

A live webcast of the conference call will be available on the “Investors” section of the Arcadia website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) is a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients. The company’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s GoodHemp™ seed catalog delivers genetically superior hemp seeds, transplants and extracts, bringing the benefits of modern agriculture to an emerging crop. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to projected revenue growth as a result of the asset acquisition. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the price and demand for the company’s products are lower than expected; the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits, and complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, including the sale of products containing CBD and changes to such laws and regulations; the growth of the global wheat and hemp markets; the successful integration of the acquired brands and assets into Arcadia’s business; the potential impact of COVID-19 on the company’s business; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2020, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update these forward-looking statements.

Arcadia Biosciences Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$32,848	$14,042
Short-term investments	19,088	11,625
Accounts receivable	1,113	1,406
Inventories, net — current	2,663	3,812
Prepaid expenses and other current assets	901	811
Total current assets	56,613	31,696
Restricted cash	—	2,001
Property and equipment, net	3,480	3,539
Right of use asset	5,636	5,826
Inventories, net — noncurrent	4,290	3,485
Goodwill	408	408
Intangible assets, net	350	370
Other noncurrent assets	23	23
Total assets	$70,800	$47,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,418	$4,105
Amounts due to related parties	26	80
Debt — current	1,141	1,141
Unearned revenue — current	63	8
Operating lease liability — current	705	717
Other current liabilities	264	263
Total current liabilities	5,617	6,314
Debt — noncurrent	96	2,105
Operating lease liability — noncurrent	5,228	5,389
Common stock warrant liabilities	12,016	2,708
Other noncurrent liabilities	2,140	2,280
Total liabilities	25,097	18,796
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 21,336,249 and 13,450,861 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	62	54
Additional paid-in capital	254,208	239,496
Accumulated deficit	(209,767)	(211,825)
Total Arcadia Biosciences stockholders’ equity	44,503	27,725
Non-controlling interest	1,200	827
Total stockholders' equity	45,703	28,552
Total liabilities and stockholders’ equity	$70,800	$47,348

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Product	$803	$154
License	—	100
Royalty	25	30
Contract research and government grants	—	25
Total revenues	828	309
Operating expenses:
Cost of product revenues	856	132
Research and development	1,159	2.244
Change in fair value of contingent consideration	(140)	—
Write-down of fixed assets	210	—
Selling, general and administrative	4,069	3,723
Total operating expenses	6,154	6,099
Loss from operations	(5,326)	(5,790)
Interest expense	(9)	(3)
Other income, net	7,463	72
Issuance and offering costs	(769)	—
Change in fair value of common stock warrant liabilities	322	8,161
Net income before income taxes	1,681	2,440
Income tax provision	—	(17)
Net income	1,681	2,423
Net loss attributable to non-controlling interest	(377)	(102)
Net income attributable to common stockholders	$2,058	$2,525
Net income per share attributable to common stockholders:
Basic	$0.11	$0.29
Diluted	$0.11	$0.29
Weighted-average number of shares used in per share calculations:
Basic	18,970,250	8,651,213
Diluted	19,042,962	8,674,610
Other comprehensive loss, net of tax
Unrealized losses on investment securities	—	(1)
Other comprehensive loss	—	(1)
Comprehensive income attributable to common stockholders	$2,058	$2,524

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,681	$2,423
Adjustments to reconcile net income to cash used in operating activities:
Change in fair value of common stock warrant liabilities	(322)	(8,161)
Change in fair value of contingent consideration	(140)	—
Issuance and offering costs	769	—
Depreciation	236	74
Amortization of intangible assets	20	—
Lease amortization	289	223
Net amortization of investment premium	—	(39)
Stock-based compensation	325	772
Unrealized gain on corporate securities	(7,463)	—
Write-down of fixed assets	210	—
Write-down of inventory	160	59
Changes in operating assets and liabilities:
Accounts receivable	293	293
Inventories	184	(4,145)
Prepaid expenses and other current assets	(90)	(748)
Other noncurrent assets	—	(15)
Accounts payable and accrued expenses	(591)	227
Amounts due to related parties	(54)	(24)
Unearned revenue	55	(25)
Other current liabilities	3	—
Operating lease payments	(272)	(184)
Net cash used in operating activities	(4,707))	(9,270)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(485)	(778)
Purchases of investments	—	(1,292)
Proceeds from sales and maturities of investments	—	15,200
Net cash (used in) provided by investing activities	(485)	13,130
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	25,147	—
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	(1,912)	—
Principal payments on debt	(2,009)	(7)
Proceeds from ESPP purchases	21	14
Capital contributions received from non-controlling interest	750	689

Net cash provided by financing activities	21,997	696

Net increase in cash, cash equivalents and restricted cash	16,805	4,556
Cash, cash equivalents and restricted cash — beginning of period	16,043	8,417
Cash, cash equivalents and restricted cash — end of period	$32,848	$12,973
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$2
Cash paid for interest	$19	$3
NONCASH INVESTING AND FINANCING ACTIVITIES:
Fixed assets acquired with notes payable	$—	$37
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	$942	$—
Right of use assets obtained in exchange for new operating lease liabilities	$—	$3,836
Purchases of fixed assets included in accounts payable and accrued expenses	$25	$—

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